Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 27, 2026 relating to the financial statements for the year ended December 31, 2025 and related notes of Semnur Pharmaceuticals, Inc. (formerly known as Denali Capital Acquisition Corp.) appearing in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1.

/s/ Pipara & Co LLP
New Delhi, India
May 12, 2026

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